Exhibit 21.1

Meat-Tech 3D Ltd.

List of Subsidiaries

Name	Jurisdiction of Incorporation	Parent	% Ownership
Chicken Meat-Tech Ltd.	Israel	Meat-Tech 3D Ltd.	100%